UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2022

H-CYTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 N. West Shore Blvd, Suite 200 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(844) 633-6839

Copies to:

Arthur S. Marcus, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

31st Floor

New York, New York

10036

(212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 9, 2022, HCyte, Inc. (the “Company”) entered into a securities purchase agreement for a total of $272,500 with two accredited investors. The notes issued are convertible into common stock at a 35% discount to the lowest trading price in the 20 day period prior to conversion. The notes bear interest at 10% and are due one year from issuance. For the first six (6) months, the Company has the right to prepay the notes at a premium of between 25% and 35% depending on when it is repaid.

The Company also issued a promissory note for $100,000 to another accredited investor. This note bears interest at 15% (no matter when repaid) and converts at a discount of 25% of the price of a public offering or a 25% discount to the vwap of the five (5) days prior to conversion.

The foregoing summary of the Securities Purchase Agreements and Notes are qualified in their entirety by reference to the full text of the Agreements, copies of which are attached as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The incorporation set forth in Item 1.01 is incorporated by reference herein.

Item 5.03 Amendment to Articles of Incorporation

On June 10, 2022, the Company amended (the “Amendment”) its Articles of Incorporation to effectuate a 1,000-1 reverse stock split (the “Reverse Split”) of its common stock. The Reverse Split was approved by FINRA on June 10, 2022 and effectuated on June 13, 2022. Pursuant to the Amendment, the Company also reduced the authorized shares of common stock to 500,000,000. As a result of the Reverse Split, the Company now has approximately 255,246 shares of common stock outstanding and 494,579,117 shares of Series A Preferred Stock outstanding. As a result of the Reverse Stock Split, the Series A Preferred Stock conversion ratio is now 1,000 shares of Series A Preferred Stock converts into 1 share of common stock. Accordingly, the 494,579,117 outstanding shares of Series A Preferred Stock are now convertible into an aggregate of 494,579 shares of common stock.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed as part of this report:

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement between H-Cyte, Inc. and Fast Capital, LLC dated June 7, 2022
10.2	Securities Purchase Agreement between H-Cyte, Inc. and One44 Capital LLC dated June 8, 2022
10.3	Securities Purchase Agreement between H-Cyte, Inc. and an individual investor dated June 8, 2022
10.4	Redeemable Note dated June 7, 2022 in favor of Fast Capital LLC
10.5	Redeemable Note dated June 8, 2022 in favor of One44 Capital LLC
10.6	Redeemable Note dated June 8, 2021 in favor individual investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H-CYTE, INC.

Date: June 16, 2022	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer